NEW YORK STATE
                               DEPARTMENT OF STATE
                     DIVISION OF CORPORATIONS, STATE RECORDS
                           AND UNIFORM COMMERCIAL CODE
                                 41 STATE STREET
                                ALBANY, NY 12231
                               WWW.DOS.STATE.NY.US

                           CERTIFICATE OF INCOPORATION
                                       OF

                                TRIBEKA TEK, INC.

              (Under  Section 402 of the Business  Corporation Law)

     FIRST: The name of the corporation is: Tribeka Tek, Inc.

     SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent and approval of any state official, department board, agency or other body.

     THIRD: The country within this state, in which the office of the corporation is to be located is Kings County.

     FOURTH: The total number of shares of all stock which the corporation shall have authority to issue and a statement of the par value of each share or statement that the shares are without par value are $1,500 at $1.00 par value per share.

     FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process accepted on behalf of the Corporation is: Ethel Schwartz 1510 51 St. Brooklyn, NY 11219

     SIXTH: (optional) The name and street address in this state of the registered agent upon whom process against the corporation may be served is:

     SEVENTH: Optional. The date the corporation existence shall begin if other than the date of filing____________.

     IN WHITNESS WHEREOF this certificate has been subscribed this 31st day of January 2002, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

     Signature /s/ Nelly R. Akalp, Incorporator 30141 Agoura Road 205 Agoura, California 91301

     State of New York Department of State Filed February 5, 2002 /s/

     F020205000218